                                                                    EXHIBIT 99.4

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors
United Natural Foods, Inc.:

Under date of April 15, 1998, we reported on the consolidated balance sheets of United Natural Foods, Inc. and subsidiaries as of July 31, 1996 and 1997 and the related consolidated statements of income, stockholders' equity and cash flows for the year ended October 31, 1995, for the nine months ended July 31, 1996, and for the year ended July 31, 1997, included herein. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                                        KPMG Peat Marwick LLP

Providence, Rhode Island
April 15, 1998









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                                                                     SCHEDULE II

                              VALUATION AND QUALIFYING ACCOUNTS

                                              ADDITIONS
                               -----------------------------------------
                                BALANCE AT     CHARGED TO    CHARGED TO                  BALANCE AT
                                 BEGINNING      COST AND       OTHER                       END OF
         DESCRIPTION             OF PERIOD      EXPENSES     ACCOUNTS(1)    DEDUCTIONS     PERIOD
         -----------             ---------      --------     ----------     ----------     -------
(in thousands)
Bad Debt Allowance

Year ended July 31, 1997          $1,411         $2,191           -            $1,319       $2,283

Nine months ended July 31, 1996    1,408            740           -               737        1,411

Year ended October 31, 1995          708            858          $83              241        1,408

(1) Represents the beginning bad debt allowance for Nutrasource, Inc. and Prem Mark, Inc.